Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement (Form S-11 No. 333-236010) and related Preliminary Prospectus of Pacific Oak Strategic Opportunity REIT, Inc. for the registration of $1,000,000,000 shares of Class T, S, D, and I shares of its common stock and to the incorporation by reference therein of (i) our report dated March 26, 2020, with respect to the consolidated financial statements and schedule of Pacific Oak Strategic Opportunity REIT, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, and (ii) our report dated March 26, 2020, with respect to the consolidated financial statements and schedule of Pacific Oak Strategic Opportunity REIT II, Inc. as of December 31, 2019 and 2018, and for the three years ended December 31, 2019, included in Pacific Oak Strategic Opportunity REIT, Inc’s Current Report (Form 8-K/A), both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

December 17, 2020